SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): June 5, 2000



                        PARADIGM MEDICAL INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in this Charter)


    Delaware                  0-28498                       87-0459536
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(State or other           (Commission File                (IRS Employer
jurisdiction of                Number)                  Identification No.)
incorporation)



 1127 West 2320 South, Suite A, Salt Lake City, Utah              84119
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     (Address of principal executive offices)                   (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
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                                 Does Not Apply
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          (Former name or former address, if changed since last report)



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ITEM 2.  Acquisition of Vismed, Inc., d/b/a Dicon

         On  June  5,  2000,  Paradigm  Medical  Industries,  Inc.,  a  Delaware
corporation (the "Company") completed the acquisition of Vismed, Inc., a California corporation which does business under the trade name of Dicon ("Dicon") pursuant to the terms of the Agreement and Plan of Reorganization (the "Agreement") which the Company entered into on May 16, 2000, with Dicon and Paradigm Subsidiary, Inc., a newly formed Utah corporation and wholly owned subsidiary of the Company ("Paradigm Subsidiary") for the purchase of all the outstanding shares of common stock of Dicon. Dicon is a California domiciled corporation which manufactures and sells innovative, proprietary medical diagnostic instrumentation for chronic eye diseases.

         As consideration for the purchase of all of the outstanding shares of Dicon, the Company issued to the holders of Dicon common stock an aggregate of 921,500 shares of the Company's common stock. As of December 31, 1999, Dicon's total assets were approximately $3,094,000. These assets included but were not limited to the following: $1,147,000 in accounts receivable, $1,142,000 in inventories (consisting of $646,000 in raw materials, $40,000 in work-in-process and $779,000 in finished goods, less a $323,000 allowance for obsolete and scrap inventory), $336,000 in intangible assets, and $131,115 in net property
(consisting of $226,000 in machinery and equipment, $258,000 in computer and office equipment, $86,000 in furniture and fixtures, and $68,000 in leasehold improvements, less $507,000 in accumulated depreciation and amortization).

         The Company also granted demand registration rights to the holders of Dicon common stock pursuant to a Registration Rights Agreement to register the shares of the Company's common stock that they received in connection with the transaction. The Registration Rights Agreement provides that for a period of five years beginning five months from the date of the Agreement, any holder of Dicon shares who shall receive restricted shares of the Company's common stock in exchange for Dicon shares may make written request for registration of such shares of restricted stock for resale under the Securities Act of 1933, as amended. However, the Company need effect only one demand registration on behalf of the holders of restricted stock. If the Company at any time proposes to register any such holder's restricted stock for resale pursuant to a demand registration, at such time it will give written notice to all other holders of outstanding restricted stock of its intention to register such shares. Upon the written request of any such holders, received by the Company within 10 days following the date of the Company's registration notice to register such holders' restricted stock, the Company will cause such restricted stock to be included in the registration statement to be filed with the Securities and Exchange Commission.

         Following the closing of the transaction, Paradigm Subsidiary was merged into Dicon, with the results that the Company now owns all of the outstanding shares of common stock of Dicon. The Company intends to continue to operate the business of Dicon in California.

ITEM 7.  Financial Statements.

         (a) It is impractical for the Company to provide audited financial statements of Consolidare at the time this report is required to be filed. The Company intends to file the required audited financial statements as soon as practicable but not later than 60 days after this report must be filed.

         (b) The Company intends to file the required pro forma financial information as soon as practicable but not later than 60 days after this report must be filed.

         (c)  Exhibits

                  10.1. Agreement and Plan of Reorganization among Paradigm Medical Industries, Inc., Paradigm Subsidiary and Vismed, Inc., d/b/a Dicon. Agreement and Plan of Reorganization. Agreement and Plan of Reorganization

                  10.2     Escrow   Agreement   among  the   Company,   Paradigm
                           Subsidiary, Dicon and Mackey Price & Williams.

                  10.3 Agreement and Plan of Merger among the Company, Paradigm Subsidiary and Dicon.

                  10.4 Registration Rights Agreement among the Company, Paradigm Subsidiary and the shareholders of Dicon.



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                  10.5     Indemnification Agreement among the Company, Paradigm
                           Subsidiary and certain shareholders of Dicon.

                  10.6     Employment Agreement with Mark R. Miehle.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PARADIGM MEDICAL INDUSTRIES, INC.
                                       (Registrant)



Date: June 15, 2000.          By: /s/ Thomas F. Motter
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                              Thomas F. Motter
                              President, Chief Executive Officer,
                              Chief Financial Officer and Treasurer


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